UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A U.S. National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

420 Montgomery Street San Francisco, CA (Address of principal executive offices)	94163 (Zip code)

WELLS FARGO & COMPANY

Law Department, Trust Section

MAC N9305-172

Sixth Street and Marquette Avenue, 17TH floor

Minneapolis, Minnesota 55479

(612) 667-1234

(Agent for Service)

IMH Assets Corp.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Not Yet Received (I.R.S. Employer Identification No.)

C\O Wilmington Trust Rodney Square North 1100 North Market Street Wilmington, DE (Address of principal executive offices)	19890-0001 (Zip code)

Impac CMB Trust Series 2005-3 Collateralized Asset-Backed Bonds, Series 2005-3

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

The Board of Governors of the Federal Reserve System Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Wells Fargo Bank, N.A. incorporates by reference into this Form T-1 the exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.

A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 28th day of March, 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Sandra Whalen
Name:	Sandra Whalen
Title:	Vice President

EXHIBIT 6

June 23, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Sandra Whalen
Name:	Sandra Whalen
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 420 Montgomery Street, San Francisco, CA 94163

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$ 11,411
Interest-bearing balances	3,845
Securities:
Held-to-maturity securities	0
Available-for-sale securities	17,052
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	516
Securities purchased under agreements to resell	109
Loans and lease financing receivables:
Loans and leases held for sale	14,571
Loans and leases, net of unearned income	172,511
LESS: Allowance for loan and lease losses	1,554
Loans and leases, net of unearned income and allowance	170,957
Trading Assets	6,255
Premises and fixed assets (including capitalized leases)	2,067
Other real estate owned	144
Investments in unconsolidated subsidiaries and associated companies	306
Customers’ liability to this bank on acceptances outstanding	68
Intangible assets
Goodwill	6,814
Other intangible assets	7,501
Other assets	8,858

Total assets	$250,474

LIABILITIES
Deposits:
In domestic offices	$157,695
Noninterest-bearing	44,315
Interest-bearing	113,380
In foreign offices, Edge and Agreement subsidiaries, and IBFs	16,249
Noninterest-bearing	6
Interest-bearing	16,243
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	14,685
Securities sold under agreements to repurchase	1,613

Trading liabilities	4,277
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	18,212
Bank’s liability on acceptances executed and outstanding	68
Subordinated notes and debentures	6,742
Other liabilities	7,358

Total liabilities	$226,899

Minority interest in consolidated subsidiaries	60

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	17,709
Retained earnings	4,920
Accumulated other comprehensive income	366
Other equity capital components	0

Total equity capital	23,515

Total liabilities, minority interest, and equity capital	$250,474

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt

Howard Atkins	Directors

John Stumpf